Exhibit 23.3

                       CONSENT OF MCGLADREY & PULLEN, LLP



         We hereby consent to the use in this Registration Statement on Form S-4 (No. ) of our report, dated January 19, 2000, except for Note 17 as to which the date is February 8, 2000 and Notes 18 and 19 as to which the date is July 11, 2000, relating to the consolidated financial statements of Rockingham Heritage Bank and subsidiary. We also consent to the reference to our Firm under the caption "Experts" in the joint proxy statement/prospectus.


                                             /s/ McGladrey & Pullen, LLP

Harrisonburg, Virginia
July 20, 2000